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                              CRUISE AMERICA, INC.
                                     PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF SHAREHOLDERS ON JANUARY   , 1998

     The undersigned hereby appoints Randall S. Smalley and Eric R. Bensen, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Cruise America, Inc. (Cruise America), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on
January   , 1998, at    a.m., at the Cruise America's corporate headquarters
located at 11 West Hampton Avenue, Mesa, Arizona, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

    1. To consider and vote upon a proposal to approve the Plan and Agreement of Merger, dated as of November 25, 1997, by and among Cruise America, Budget Group, Inc. and CA Acquisition Corporation.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    2. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ABOVE.

                                                Date:                     , 1998
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                                                    Please sign exactly as your
                                                name or names appear hereon.
                                                Where more than one owner is
                                                shown above, each should sign.
                                                When signing in a fiduciary or
                                                representative capacity, please
                                                give full title. If this proxy
                                                is submitted by a corporation,
                                                it should be executed in the
                                                full corporate name by a duly
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.